As filed with the Securities and Exchange Commission on _______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lucent, Inc.

(Exact Name of registrant in its charter)

Montana	6770	83-4628133
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

622 Pine Avenue

Whitefish, Montana 59937

Telephone: (406) 890-0510

Email: lucentco@yahoo.com

(Address and telephone number of principal executive offices)

Elaine Dowling, Esq.

EAD Law Group, LLC

8275 S. Eastern, Suite 200

Las Vegas, Nevada 89123

(702) 724-2636

(Name, address and telephone number of agent for service)

Copies to:

Elaine Dowling, Esq.

EAD Law Group, LLC

8275 S. Eastern, Suite 200

Las Vegas, Nevada 89123

Telephone (702) 724-2636

Email: eadlawgroup@gmail.com

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company or, an emerging growth company.  See the definitions of “large accelerated filer”, “smaller reporting company”, and “emerging growth company”, in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revisited financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock-New Issue	3,000,000	$0.01	$30,000.00	$3.64

(1) This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Lucent, Inc.

1,000,000 minimum up to 3,000,000 Shares of Common Stock

$0.01 per share

$30,000 Maximum Offering

Lucent, Inc. is offering on a best-efforts basis a minimum of 1,000,000 and a maximum of 3,000,000 shares of its common stock at a price of $0.01per share. The shares are intended to be sold directly through the efforts of Michael McCabe and Tom McCrimmon who are acting as the exclusive sales agents for this offering. The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein. This offering constitutes the initial public offering of Lucent, Inc.

The proceeds from the sale of the shares in this offering will be payable to Branch Banking and Trust Company fbo Lucent, Inc.  All subscription funds will be held in escrow in a non-interest bearing Escrow Account at Branch Banking and Trust Company and no funds shall be released to Lucent, Inc. until such a time as the minimum offering is reached or exceeded and the offering is closed (which could include when the maximum amount is reached) which release shall be limited to 10% of the proceeds. The funds will be deposited by noon the next business day from receipt of the funds. If the minimum offering is not achieved within 180 days of the date of the effectiveness, all subscription funds will be returned to investors promptly without interest or deduction of fees. In which case all Escrow fees shall be borne by registrant. See the section entitled "Plan of Distribution” herein. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held. The offering may terminate on the earlier of: (i) the date when the sale of all 3,000,000 shares to be sold by the issuer is completed, (ii) any time after the minimum is reached at the discretion of the Board of Directors (iii) 180 days from the effective date of this document.

Prior to this offering, there has been no public market for Lucent, Inc.'s common stock. The Company is a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The offering proceeds and the securities to be issued to investors must be deposited in an account (non-interest bearing) (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable upon entire completion of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. It is a requirement under Rule 419(e) of the Securities Act that the net assets or fair market value of any business to be acquired must represent at least 80% of the maximum offering proceeds. This acquisition may be consummated using proceeds of this offering, loans or equity. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the investor’s funds to any investor who does not elect to remain an investor (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company).

Unless sufficient investors (investors constituting at least 80% of the funds raised) elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will receive the return of his deposited funds (minus up to 10% which may be release to the registrant upon entire completion of the offering) and none of the deposited securities will be issued to investors. The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

The Company is a shell company as defined in Rule 12b-2 of the Exchange Act.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned  to all investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company)  Until 90 days after the date funds and securities are released from the escrow or escrow account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 9.

	Number of Shares	Offering Price	Proceeds to the Company
Per Share	1	$0.01	$0.01
Minimum	1,000,000	$10,000	$10,000
Maximum	3,000,000	$30,000	$30,000

**The Escrow Fee is a flat fee and not calculated on a Per Share basis.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated ____________

v

SUMMARY INFORMATION AND RISK FACTORS

Rights and Protections Under Rule 419

The net proceeds (minus commissions) of this offering will be placed in an escrow account until the completion of a merger or acquisition as detailed herein (other than up to 10% of the proceeds that may be released to the company upon when the minimum offering is reached or exceeded and the offering is closed (which could include when the maximum amount is reached) the minimum offering is reached and the offering is closed, which is expected to occur prior to entry into an acquisition agreement). The registrant may not be successful in the offering or a merger or acquisition.  Such escrowed funds may not be used for salaries or reimbursable expenses. Branch Banking and Trust Company is acting as an Escrow Agent for this offering.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act"). The offering proceeds and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable upon entire completion of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the deposited funds to any investor who does not elect to remain an investor (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will be entitled to the return of the deposited funds and none of the deposited securities will be issued to investors. The funds to be received by investors will not include the 10% of proceeds which may be released to the company. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned to all investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company).

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post-effective amendment will contain information about the acquisition/merger candidate including their financials. The reconfirmation is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date the Deposited Funds held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means; (The funds to be received by investors will not include the 10% of proceeds which may be released to the company.)

(4) The acquisition(s) will be consummated only if sufficient investors elect to reconfirm their investments so that the remaining funds are adequate to allow the acquisition to be consummated; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors within five business days by first class mail or other equally prompt means minus up to 10% that may be released to the registrant after the entire completion of the offering. The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

Pursuant to Rule 419(e) the Company will exclude amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances when calculating whether the fair value of the business(es) or net assets to be acquired at least 80 percent of the maximum offering proceeds.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

THE COMPANY

Business Overview

Lucent, Inc., incorporated in the State of Montana on May 13, 2019, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Michael McCabe, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Michael McCabe serves as President, Secretary, Treasurer and Director and Tom McCrimmon serves as a Director. Mr. McCabe and Mr. McCrimmon determined next to proceed with filing a Form S-1. Mr. McCabe and Mr. McCrimmon have no specific experience, qualification, attributes or skills to perform as a director of a blank check company nor in the acquisition of acquisition candidates.

Mr. McCabe, the President and Director, and Mr. McCrimmon, a director, elected to commence implementation of the Company's principal business purpose, described below under "Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale securities of "blank check" companies in their prospective jurisdictions. Our officer and director, Mr. McCabe, and or director, Mr. McCrimmon do not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Mr. McCabe as an officer and director, and Mr. McCrimmon a director are signatories on this registration statement.

As of the date of this prospectus, the company has 5,000,000 shares of $0.0001 par value common stock issued and outstanding.  They are all held by our officers and directors and bound by rule 419 as it relates to the sale of the shares.

Lucent, Inc.’s corporate offices are located at 622 Pine Avenue, Whitefish, Montana 59937 with a telephone number of (406) 890-0510.

Lucent, Inc.’s fiscal year end is May 31.

The Company is a shell company as defined in Rule 12b-2 of the Exchange Act.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest $1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

CAPITALIZATION

The following table sets forth our capitalization as of November 30, 2019 unaudited, minimum number of shares offered sold and pro forma maximum number of shares offered sold.

	November 30, 2019	Pro forma Minimum Sold	Pro forma Maximum Sold
	Unaudited	(1)	(2)
Current Assets	$49	$49	$49
Cash Deposited in Escrow Account	0	10,000	30,000
Current Liabilities	$7,570	$7,570	$7,570
Long-term Liabilities	$0	$0	$0
Temporary Equity	100	20	60
Common Stock	$400	$80	$240
Par Value	0.0001	0.0001	0.0001
Additional Paid-In Capital	$1,500	$9,900	$29,700
Total Stockholder's Equity (deficit)	$($7,521)	$$10,000	$$30,000
Accumulated Deficit	$($9,521)	$($9,521)	$($9,521)

(1)The pro forma minimum numbers of shares offered and sold is $10,000.

(2)The pro forma maximum numbers of shares offered and sold is $30,000.

THE OFFERING

Lucent, Inc. is offering, on a best effort, basis, a minimum of 1,000,000 and a maximum of 3,000,000 shares of its common stock at a price of $0.01 per share.  The Company plans to engage the services of Branch Banking and Trust Company for the escrow account.  The proceeds from the sale of the shares in this offering will be payable to "Branch Banking and Trust Company fbo Lucent, Inc.” and will be deposited in a non-interest bearing bank account until the escrow conditions are met and thus no interest shall be paid to any investor or to the Company. The funds will be deposited by noon the next business day from receipt of the funds. The escrow conditions are as follows:

(1)The escrow agent will receive written certification from the Company and any other evidence acceptable by the escrow agent that the Company has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds (the acquisition to be completed through the use of the proceeds of this offering, loans or equity) (both company and selling shareholder sales) and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer (sufficient  (both company and selling shareholder) must have voted in favor of reconfirmation so that the remaining funds are adequate to allow the acquisition to be consummated); and

(2)The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated or

(3)The deposited funds shall be returned to investors in the event that the minimum offering amount is not raised within 180 days (in which case the securities are returned to the company

All subscription agreements and checks are irrevocable and should be delivered to Branch Banking and Trust Company, at the address provided on the Subscription Agreement. Failure to do so will result in checks being returned to the investor who submitted the check. However, the irrevocability of the checks are subject to an investor’s right of reconfirmation and, in the event applicable conditions are satisfied, the return of proceeds (please read further in this section for a detailed description of reconfirmation).

All subscription funds will be held in escrow and no funds shall be released to Lucent, Inc. until such a time as the escrow conditions are met (see the section titled "Plan of Distribution" herein) other than 10% which may only be released to Lucent, Inc. upon the time when the minimum offering is reached or exceeded and the offering is closed (which could include when the maximum amount is reached). The offering may terminate (see the section titled "Plan of Distribution" herein) at any time after the minimum is reached at the discretion of the Board of Directors up to the time that the offering is filled or (ii) 180 days from the effective date of this post-effective amendment. If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system, as reflected in the records of the insured depository institution, is the only factor assessed in determining whether the minimum offering condition has been met.  Such minimum must be reached prior to the expiration of the offering. The Company will cause to be issued stock certificates of common stock purchased within five (5) day of the receipt of subscription to allow for the clearance of funds and will within 1 day of issuance cause such shares to be delivered to the escrow account at Branch Banking and Trust Company.

Upon closing of the offering and the funds are released to the Company from the escrow account; we shall supplement the prospectus to indicate the amount of funds and securities released and the date of release.

Mr. McCabe, our officer and director, and Mr. McCrimmon, a director, may not purchase any shares covered by this registration statement.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act"). The offering proceeds and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable upon entire completion of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the deposited funds to any investor who does not elect to remain an investor (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will be entitled to the return of the deposited funds and none of the deposited securities will be issued to investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned to all investors. The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post-effective amendment will contain information about the acquisition/merger candidate including their financials. The reconfirmation is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1)The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

(2)Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3)If the Company does not receive written notification from any investor within 45 business days following the effective date, the Deposited Funds held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means; (The funds to be received by investors will not include the 10% of proceeds which may be released to the company.)

(4)The acquisition(s) will be consummated only if sufficient investors elect to reconfirm their investments so that the remaining funds are adequate to complete the acquisition; and

(5)If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors within five business days by first class mail or other equally prompt means minus up to 10% that may be released to the registrant after the entire completion of the offering. The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

Pursuant to Rule 419(e) the Company will exclude amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances when calculating whether the fair value of the business(es) or net assets to be acquired at least 80 percent of the maximum offering proceeds.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Lucent, Inc. plans to engage the services of a transfer agent upon completion of the offering.  The Company expects to seek quotations for its securities upon completion of the offering and a merger/acquisition and the reconfirmation offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following tables set forth summary financial data derived from our financial statements. Table A is our Audited Statement of Operations from May 13, 2019 (inception) through year end May 31, 2019. Table B is the Unaudited Statements of Operation for the three and six months period ending November 30, 2019. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Table A: Audited Statement of Operations

Lucent, Inc.

Statement of Operations

Inception (May 13, 2019) to May 31, 2019

REVENUE
Revenues	$-
Total Revenues	$-

EXPENSES
General and Administrative	75
Professional Fees	1,950
Total Expenses	2,025
LOSS FROM OPERATIONS	(2,025)

Provision for Income Taxes	-

NET LOSS	$(2,025)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,000,000

[Balance of this Page Intentionally Left Blank]

Table B: Unaudited Statement of Operations

Lucent, Inc.

Statement of Operations

	Three months ended November 30, 2019	Six months ended November 30, 2019

REVENUE
Revenues	$-	$-
Total Revenues	$-	$-

EXPENSES
General and Administrative	182	596
Professional Fees	400	6,900
Total Expenses	582	7,496
LOSS FROM OPERATIONS	(582)	(7,496)

Provision for Income Taxes	-	-
NET LOSS	$(582)	$(7,496)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,000,000	5,000,000

[Balance of this Page Intentionally Left Blank]

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock. This section discloses all the material risks of an investment in this Company.

HAVING ONLY A SOLE OFFICER AND TWO DIRECTORS MAY HINDER OPERATIONS RESULTING IN THE FAILURE OF THE BUSINESS. Lucent, Inc.’s operations depend on the efforts of Michael McCabe, the officer and a director, and Thomas McCrimmon, a director of the Company. Mr. McCabe and Mr. McCrimmon have no specific experience, qualification, attributes or skills to perform as a director of a blank check company nor in the acquisition of acquisition candidates. Mr. McCabe and Mr. McCrimmon have no experience related to public company management, nor as a principal accounting officer. Because of this, the Company may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles. While seeking a business combination, our officer and director, Mr. McCabe, and Mr. McCrimmon a director, anticipate devoting approximately ten hours per month to the business of the Company. The Company's officer has not entered into a written employment agreement with the Company and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officer and any of our directors. Notwithstanding the combined limited experience and time commitment of our officer and director, Mr. McCabe, and Mr. McCrimmon, our director, the loss of the services of either of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations. The Company has no other full or part time employees.  See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

POTENTIAL CONFLICTS OF INTEREST MAY RESULT IN LOSS OF BUSINESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Michael McCabe and Tom McCrimmon are involved in other employment opportunities and may periodically face a conflict in selecting between Lucent, Inc. and other personal and professional interests. Company has not formulated a policy for the resolution of such conflicts should they occur. If the Company loses Mr. McCabe or Mr. McCrimmon to other pursuits without a sufficient warning, the Company may, consequently, go out of business.  Our officer and directors are not a full-time employees of our company and are actively involved in other business pursuits. They also intend to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, they may be subject to a variety of conflicts of interest. Since our officer and directors are not required to devote any specific amount of time to our business, they will experience conflicts in allocating their time among various business interests. Moreover, any future blank check companies that are organized by our officer and directors may compete with our company in the search for a suitable target.

THE COMPANY IS A SHELL COMPANY AS DEFINED IN RULE 12b-2 OF THE EXCHANGE ACT. The material risks associated with our Company designated as a shell include our inability to use registration statements on Form S-8 that allows us to issue shares to employees under certain circumstances upon filing the form with the Securities and Exchange Commission.  Further shell status designation includes the limitations on the ability of security holders to use Rule 144 and the potential reduced liquidity or illiquidity of our securities.  Securities holders will not be eligible to use Rule 144 for one year after the Company ceases to be designated a as shell company and files full Form 10 information with the SEC.

RULE 419 LIMITATIONS MAY LIMIT BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post-effective amendment will automatically receive a return of his investment funds. Up to 10% of the proceeds from the offering may be released to the Company upon entire completion of the offering and therefore may not be returned to investors.

Pursuant to Rule 419(e) the Company will exclude amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances when calculating whether the fair value of the business(es) or net assets to be acquired at least 80 percent of the maximum offering proceeds.

Although investors may request the return of their funds in connection with the reconfirmation offering required, the Company's shareholders will not be afforded an opportunity to approve or disapprove any particular transaction prior to delivery of their investment to the Company for deposit into the escrow.

THE FACT THAT NO AUDITED FINANCIAL STATEMENTS ARE BEING REQUIRED PRIOR TO BUSINESS COMBINATION BEING DEEMED PROBABLE MAY DECREASE CONFIDENCE IN AVAILABLE FINANCIALS. The Company shall not require the business combination target to provide audited financial statements until it is probable that an agreement for merger or acquisition may be reached, thus there is the risk that the unaudited statements which are provided to the Company during its due diligence may contain errors that an audit would have found thus exposing the investors to the risk that the business combination target may not be as valuable as it appears during the combination approval process. It is anticipated that any acquisition will not be deemed probable until the point of the signing of either a Letter of Intent (“LOI”) or agreement. The audits will be required at this time in order to be included in the post-effective amendment required by Rule 419. The Issuer does not anticipate seeking such acquisition until the point that the minimum offering has been exceeded and sales have ceased.

VOTING CONTROL OF OUR COMMON STOCK IS CONTROLLED BY MR. MCCABE AND MR. MCCRIMMON. THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL MERGER OR TAKEOVER OF LUCENT, INC. THAT MIGHT OTHERWISE RESULT IN YOU RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON STOCK. The voting control of our common stock is possessed by  Mr. McCabe and Mr. McCrimmon who collectively acquired 5,000,000 shares, or 100%, of our common stock in May 2019. Holders of our common stock are entitled to one non-cumulative vote on all matters submitted to our stockholders. The result of this concentration of ownership and voting control is that Mr. McCabe and Mr. McCrimmon Energy have the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the Company that might otherwise result in your receiving a premium over the market price for your common stock. After this Offering, assuming all of the shares in this Offering are sold, which cannot be guaranteed, Mr. McCabe and Mr. McCrimmon will still retain 62.5% ownership and control in the Company.

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN ESCROW ACCOUNT MAY LIMIT LIQUIDITY FOR A SIGNIFICANT PERIOD OF TIME. It shall be unlawful for any person to sell or offer to sell Shares held in the escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result, investors may be unable to sell or transfer their shares for a significant period of time.

THE FACT THAT THE COMPANY HAS DISCRETIONARY USE OF PROCEEDS IN THIS "BLANK CHECK" OFFERING MAY LEAD TO UNCERTAINTY AS TO FUTURE BUSINESS SUCCESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. As a result of our officer and director, Mr. McCabe, and our director, Mr. McCrimmon’s broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all the net proceeds of this offering are intended generally to be applied toward affecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives. See "Description of Business."

MR. MCCABE AND MR. MCCRIMMON’S LACK OF EXPERIENCE MAY RESULT IN THE ACQUISTION OR ATTEMPTED ACQUISITON WITHOUT DISCOVERY OF ADVERSE FACTS WHICH MAY RESULT IN A FAILED ACQUISITION. The company may not discover or adequately evaluate adverse facts about a potential opportunity or business acquisition given Mr. McCabe and Mr. McCrimmon’s lack of experience in the mergers and acquisitions field.    Mr. McCabe and Mr. McCrimmon will run Google background checks on the potential officers and directors and examine the audited financials provided.

AN ACQUISITION CANDIDATE MAY BE IN THE EARLY STAGES OF DEVELOPMENT OR BE FINANCIALLY UNSTABLE WHICH MAY RESULT IN A FAILED ACQUISITION OR IN FAILURE OF THE BUSINESS AFTER AN ACQUISITION. A target company may be financially unstable or may be in its early stages of development or growth without established records of sales or earnings.    Thus, it is possible that any such acquisition will fail or that the company’s business may fail after completion of an acquisition resulting in a complete loss of the investor’s investment.

THE LIMITED AMOUNT OF THE RAISE MAY SIGNIFICANTLY RESTRICT AVAILABLE CANDIDATES.

The Company is raising a maximum of $30,000 in gross proceeds from this offering. This limited amount of gross proceeds may significantly restrict the type and number of transaction candidates available to the Company and we may not locate a suitable business opportunity as a result.

THE COMPANY’S SECURITIES ARE SUBJECT TO THE PENNY STOCK RULES WHICH MAY LIMIT INVESTMENT.  The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.  Investors in penny stocks may be entitled to cancel the purchase and receive a refund if a sale is in violation of the penny stock rules or other federal or states securities laws and if a penny stock is sold to the investor in a fraudulent manner, investors may be able to sue the persons and firms that committed the fraud for damages.

MR. MCCABE AND MR. MCCRIMMON MAY NOT PAY ALL THE EXPENSES OF THE OFFERING RESULTING IN THE FAILURE TO COMPLETE THIS OFFERING WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS.  Mr. McCabe and Mr. McCrimmon have agreed to pay all the expenses of this offering however there is no enforceable agreement to this effect and thus in the event that Mr. McCabe or Mr. McCrimmon fail to pay all the expenses of this offering, the offering may not be completed resulting in the lack of success of the Company’s business plan.

REGULATIONS CONCERNING "BLANK CHECK" ISSUERS MAY LIMIT BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue-sky application has been filed and accepted or where the Shares have been registered.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS RESULTS IN NO ASSURANCE OF SUCCESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS AUDITOR’S GOING CONCERN.  The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity.

This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination. As shown in the financial statements accompanying this prospectus, the Company has not commenced business operations, has accumulated a deficit since inception and has been issued a “going concern” opinion from our Independent Auditors.  The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS RESULTS IN NO ASSURANCE OF SUCCESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While our officer and director, Mr. McCabe, and our director, Mr. McCrimmon, intend to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS MAY LIMIT POSSIBLE BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

SINCE THERE IS NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION AND NO STANDARDS FOR BUSINESS COMBINATION AT THE TIME OF THE INITIAL INVESTMENT, THE INVESTORS MAY NOT APPROVE THE TRANSACTION WHICH MAY RESULT IN THE FAILURE TO ENTER INTO A SUCCESSFUL BUSINESS COMBINATION. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, an entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Our officer and directors have not identified any particular industry or specific business within an industry for evaluations. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, the Company never commenced any operational activities. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. It is a requirement under Rule 419(e) of the Securities Act that the net assets or fair market value of any business to be acquired must represent at least 80% of the maximum offering proceeds. The acquisition may be consummated through the use of the offering proceeds, loans or equity.

THE COMPANY’S REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company will be required to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

THE COMPANY’S LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION MAY LIMIT BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

THE COMPANY’S LACK OF DIVERSIFICATION MAY LIMIT FUTURE BUSINESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company's activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

THE COMPANY MAY FALL UNDER POSSIBLE INVESTMENT COMPANY ACT REGULATION WHICH MAY INCREASE COSTS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Although the Company will be subject to regulation under the Securities Exchange Act of 1933, our officer and director, Mr. McCabe, and our director, Mr. McCrimmon, believe the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

THE PROBABLE CHANGE IN CONTROL AND MANAGEMENT UPON A BUSINESS COMBINATION MAY RESULT IN UNCERTAIN MANAGEMENT FUTURE WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require our officer and director of the Company, Mr. McCabe, and our director, Mr. McCrimmon, to sell or transfer all or a portion of the Company's common stock held by them, or resign as a member of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of the present officer and directors of the Company and a corresponding reduction in or elimination of their participation in the future affairs of the Company.

THE REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING A BUSINESS COMBINATION MAY RESULT IN DILUTION. The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.

THE DISADVANTAGES OF A BLANK CHECK OFFERING MAY DISCOURAGE BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A potential business combination candidate may find it more beneficial to go public directly rather than through a combination with a blank check company and the requirements of a post-effective amendment and having to clear its application to trade using information provided by the Company rather than its own internal information.

THE POSSIBLE FEDERAL AND STATE TAXATION OF A BUSINESS COMBINATION MAY DISCOURAGE BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES RESULTING IN A LONGER TIME TO COMPLETION OF THE OFFERING OR FAILURE OF THE OFFERING ALTOGETHER. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market.

As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

SINCE THERE IS NO ASSURANCE SHARES WILL BE SOLD, THIS MAY RESULT IN LIMITING FUTURE OPERATING CAPITAL. The 3,000,000 Common Shares to be sold by the issuer are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

THE COMPANY’S BUSINESS ANALYSIS BEING DONE BY A NON-PROFESSIONAL MAY INCREASE RISK OF POOR ANALYSIS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Analysis of business operations will be undertaken by our officer and directors who are not professional business analysts. Thus, the depth of such analysis may not be as great as if undertaken by professionals which increases the risk that any merger or acquisition candidate may not continue successfully.

THE ARBITRARY OFFERING PRICE MEANS THE SHARES MAY NOT REFLECT FAIR MARKET VALUE. The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

IF THE COMPANY LACKS SUCCESSFUL MARKETING EFFORTS THIS MAY RESULT IN FAILURE OF THE BUSINESS. One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful. Lack of identification and completion of a successful merger/acquisition will render the shares sold hereunder worthless.

SINCE THERE IS NO PUBLIC MARKET FOR COMPANY'S SECURITIES THE LIQUIDITY OF THE SHARES MAY BE LIMITED. Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. No trading of our common stock will be permitted until following our consummation of a business combination meeting the requirements of Rule 419(e)(1)(ii). The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and general market conditions. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

THE SHARES ELIGIBLE FOR FUTURE SALE MAY INCREASE THE SUPPLY OF SHARES ON THE MARKET DILUTING THE VALUE OF THE SHARES PURCHASED HEREUNDER. All of the 5,000,000 Shares are held by Mr. McCabe, and Mr. McCrimmon, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act")). Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. This offering will make a substantial number of the Shares owned by Mr. McCabe and Mr. McCrimmon eligible for sale in the future which may adversely affect the market price of the Common Stock. Mr. McCabe’s and Mr. McCrimmon’s shares will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933.

THE COMPANY’S COMPLIANCE WITH THE CURRENT AND PERIODIC REPORTING REQUIREMENTS UNDER THE SECURITIES AND EXCHANGE ACT OF 1934 MAY PROVE TOO BURDENSOME WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Upon the effectiveness of this registration and the filing of the Form 8A, the Company will be fully reporting and subject to the current and periodic reporting requirements under the Securities and Exchange Act of 1934. The burden of the time and expense of these reporting requirements may be beyond the capabilities of the Company which may result in the failure of the business.

INVESTORS WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION. Assuming the maximum shares offered herein are sold, giving effect to the receipt of the maximum estimated offering proceeds of this offering net of the offering expenses, our net book value will be $17,079 or ($0.0015) per share. Therefore, purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.0079 per share while our present stockholders will receive an increase of $0.0036 per share in the net tangible book value of the shares they hold. This will result in a 79% dilution for purchasers of stock in this offering. Assuming the minimum shares offered herein are sold, giving effect to the receipt of the minimum estimated offering proceeds of this offering net of the offering expenses, our net book value will be $679 or 0.00015 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.0099 per share while our present stockholders will receive an increase of ($0.0015) per share in the net tangible book value of the shares they hold.   This will result in an 99% dilution for the purchasers of stock in this offering.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our officer and director, Mr. McCabe, and our director, Mr. McCrimmon’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

There may be risks and circumstances that management may be unable to predict. When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above. The officer and directors of the Company have paid all the offering expenses and they are not being repaid thus such expenses are not being deducted from the proceeds of the offering.

The Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application of Proceeds	$	% of total	$	% of total	$	% of total
Total Offering Proceeds	$10,000	100%	$15,000	100%	$30,000	100%
Net Held in Escrow (2)	$9,000	90%	$13,500	90%	$27,000	90%
Amount Released to Company (1)	$1,000	10%	$1,500	10%	$3,000	10%
Total	$10,000	100%	$15,000	100%	$30,000	100%

Notes:

(1) The 10% which may be releasable to the company upon the entire completion of the offering. These funds will be used only for the purpose of locating an acquisition candidate and closing such acquisition.

(2) Deducting for the 10% which may be releasable to the company upon the entire completion of the offering. These funds are held in escrow as disclosed below.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act"). The offering proceeds and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable upon the entire completion of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the deposited funds to any investor who does not elect to remain an investor. (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will be entitled to the return of their deposited funds and none of the deposited securities will be issued to investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned to all investors. The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

Dilution figures based on Unaudited Financial Statements dated November 30, 2019.

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Our net tangible book value per share before the offering is ($0.0015) and we currently have 5,000,000 shares issued and outstanding before the offering.

Assuming all shares in the offering are sold (3,000,000 shares offered at $0.01) giving effect to the receipt of the maximum estimated proceeds of this offering $30,000 our net book value will be $22,479 or $0.0028 per share ($22,479 divided by the 8,000,000 shares then outstanding). The officer and directors have paid all of the offering expenses and they are not being repaid thus such expenses are not being deducted from the proceeds. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.0072 per share while our present stockholders will receive an increase of $0.0043 per share in the net tangible book value of the shares they hold. This will result in a 72% dilution for purchasers of stock in this offering.

Assuming the minimum shares offered herein are sold (1,000,000 shares offered at $0.01), our net book value will be $2,479 or 0.0004 per share ($2,479 divided by the 6,000,000 shares then outstanding). The officer and directors have paid all of the offering expenses and they are not being repaid thus such expenses are not being deducted from the proceeds. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.0096 per share while our present stockholders will receive an increase of $0.0019 per share in the net tangible book value of the shares they hold. This will result in a 96% dilution for the purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering
Offering Price Per Share	$0.01	$0.01
Book Value Per Share Before the Offering	($0.0015)	($0.0015)
Book Value Per Share After the Offering	$0.0004	$0.0028
Net Increase to Original Shareholder	$0.0019	$0.0043
Decrease in Investment to New Shareholders	$0.0096	$0.0072
Dilution to New Shareholders (%)	96%	72%

The following table illustrates a comparison of the public contribution under the proposed offering at the minimum and maximum offering and the cash contribution of our officers and directors. Note: there were no other cash contributions during the past five years from promoters and any other affiliated persons.

	Cash Contribution	Percentage Ownership
Before Offering
Cash contribution Officers and Directors as a group	$2,000	100%

Minimum Offering
Cash contribution Officers and Directors as a group	$2,000	83.3%
Proposed offering minimum proceeds raised	$10,000	16.7%

Maximum Offering
Decrease in Investment to New Shareholders	$2,000	62.5%
Proposed offering maximum proceeds raised	$30,000	37.5%

SELLING SHAREHOLDER

None.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by two shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. Other than pursuant to certain exemptions permitted by Rule 419, no trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Mr. McCabe and Mr. McCrimmon acting as the exclusive sales agents. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. McCabe and Mr. McCrimmon. The intended methods of communication include, without limitation, telephone and personal contact. In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

Checks payable as disclosed herein received by the sales agent in connection with sales of our securities will be transmitted immediately into an escrow account until the offering is closed. There can be no assurance that all, or any, of the shares will be sold.

Mr. McCabe and Mr. McCrimmon are acting as underwriter and sales agent for the offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Mr. McCabe and Mr. McCrimmon are relying rely on the safe harbor from broker-dealer registration in Rule 3a4-1 under the Exchange Act in offering the Company’s securities.

Under Rule 3a 4-1 of the Securities Exchange Act an issuer may conduct a direct offering of its securities without registration as a broker/dealer.  Such offering may be conducted by officers who perform substantial duties for or on behalf of the issuer otherwise than in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions.

Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a)(39) of the Securities Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and  at the time of offering our shares may not be associated persons of a broker or dealer. Mr. McCabe and Mr. McCrimmon will meet these requirements.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").  If the minimum offering is not achieved within 180 days of the date of the effectiveness of this post-effective amendment, all subscription funds will be returned to investors promptly without interest or deduction of fees (in which case all Escrow fees shall be borne by registrant).  The offering proceeds and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable upon the time when the minimum offering is reached or exceeded and the offering is closed (which could include when the maximum amount is reached), the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (having a value of at least 80% of the amount raised in this offering) has been consummated and a sufficient number of investors  reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. The acquisition may be consummated through the use of the proceeds of this offering, loans or equity. Pursuant to these procedures; within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow, a copy of the new prospectus contained in the post-effective amendment and any amendment or supplement thereto which describes an acquisition candidate and its business including audited financial statements; (ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow account shall be sent by first class mail or other equally prompt means to the purchaser within five business days; within five business days; The Company must return the deposited funds to any investor who does not elect to remain an investor (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will be entitled to the return of the deposited funds and none of the deposited securities will be issued to investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned to all investors (10% may have been released to the Company upon the entire completion of the offering). The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

The proceeds from the sale of the shares in this offering will be payable to Branch Banking and Trust Company fbo Lucent, Inc. ("Escrow Account") and will be deposited in a non-interest bearing bank account at Branch Banking and Trust Company until the escrow conditions are met. The funds will be deposited by noon the next business day from receipt of the funds. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account until the earlier of: (i) consummation of an acquisition meeting the requirements of Rule 419 or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated and no funds shall be released to Lucent, Inc. until such a time as the escrow conditions are met other than up to 10% as disclosed herein. In the event that 18 months have passed from the date of the prospectus and no such acquisition has been consummated funds shall be returned to investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Securities will be released to investors upon the consummation of an acquisition meeting the requirements of Rule 419. The funds to be received by investors will not include the 10% of proceeds which may be released to the company. The Escrow Agent will continue to receive funds and perform additional disbursements until either (i) consummation of an acquisition meeting the requirements of Rule 419 or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated.

Thereafter, this escrow agreement shall terminate. If the Minimum Offering is not achieved within 180 days of the date of the effectiveness of this post-effective amendment, all subscription funds will be returned to investors promptly without interest or deduction of fees upon the expiration of 180 days. The fee of the Escrow is estimated to be $750.00 which is not being paid with proceeds of this offering. [See Exhibit 99(a)]. The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system, as reflected in the records of the insured depository institution, is the only factor assessed in determining whether the minimum offering condition has been met. Branch Banking and Trust Company (which has a net cap. of $25,000 or more as required under Rule 419 for a broker to act as an Escrow Agent for a Rule 419 offering) as Escrow acting as agent for the separate investors will make the determination based solely on the account records of the insured depository institution (Branch Banking and Trust Company).

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(c)] and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Lucent, Inc. is authorized to issue 200,000,000 shares of common stock, $0.0001 par value. The company has issued 5,000,000 shares of common stock to date held by two (2) shareholders of record.

The holders of Lucent, Inc.’s common stock:

1.Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

PREEMPTIVE RIGHTS

No holder of any shares of Lucent, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Lucent, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Lucent, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Lucent, Inc. will make available to its shareholder’s annual financial reports certified by independent accountants, and will, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

Elaine Dowling, Esq., EAD Law Group, LLC is legal counsel to the Company. Ms. Dowling has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Ms. Dowling has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission.

The balance sheet (deficit) of the Company as of May 31, 2019, and the related Statements of Operations, Changes in Stockholder’s Equity and Cash Flows the period then ended have been audited by Michael Gillespie & Associates, PLLC and included in the registration statement in reliance upon their authority as experts in accounting and auditing.

No experts or counsel to the company have any shares or other interests in the Company.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Lucent, Inc. (the "Company"), was incorporated on May 13, 2019 under the laws of the State of Montana, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its two shareholders, the Company never commenced any operational activities.

The Company was formed by Michael McCabe, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr. McCabe serves as President, Secretary, Treasurer and Director and Mr. McCrimmon services as a director. Mr. McCabe and Mr. McCrimmon determined next to proceed with filing a Form S-1.

Mr. McCabe, the President and Director, and Mr. McCrimmon a director, elected to commence implementation of the Company's principal business purpose, described below under “Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Our officer and director, Mr. McCabe, and our director Mr. McCrimmon do not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Number of Total Employees and Number of Full Time Employees

Lucent, Inc. is currently in the development stage. During this development period, we plan to rely exclusively on the services of our officer and directors to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at 622 Pine Avenue, Whitefish, Montana 59937. Office space is being provided free of charge by our officer and director and is adequate for the Company’s needs for the foreseeable future.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

The following disclosures cover proceedings over the last 10 years:

Michael McCabe, our officer and director, and Tom McCrimmon, a director, have not been convicted in a criminal proceeding.

Michael McCabe, our officer and director, and Tom McCrimmon, a director, have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Lucent, Inc. common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Lucent, Inc. and its officer and director, Mr. McCabe, and its director, Mr. McCrimmon, make no representation about the present or future value of our common stock. Other than pursuant to certain exceptions permitted by Rule 419, no trading in your common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

The Company is a shell company as defined in Rule 12b-2 of the Exchange Act.

As of the date of this prospectus,

1.There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Lucent, Inc.;

2.There are currently 5,000,000 shares of our common stock held by our officer and directors that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3.Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

All the presently outstanding shares of common stock (5,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Holders

As of the date of this prospectus, Lucent, Inc. has 5,000,000 shares of $0.0001 par value common stock issued and outstanding held by 2 shareholders of record.

Dividends

We have neither declared nor paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

Lucent, Inc. was incorporated on May 13, 2019.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company's sole officer, director, promoter nor any affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

The Company will obtain audited financial statements of a target entity. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes if applicable. In the event that no such assurances are provided the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Registrant has no full-time employees. The Registrant's officer and its directors have agreed to allocate a portion of their time to the activities of the Registrant, without compensation. Our officer and director, Mr. McCabe, and our director, Mr. McCrimmon, anticipate that the business plan of the Company can be implemented by our officer and directors devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "DIRECTORS, EXECUTIVE OFFICERS"

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. The company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the company is filing a form 8A registering the company under Section 12G of the Exchange Act concurrently with this registration statement which will register the Company’s common shares under the Exchange Act and upon the effectiveness of such registration statement, the company will be required to report pursuant to Section 13 of the Exchange Act.  Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

General Business Plan

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the company is filing a form 8A registering the company under Section 12G of the Exchange Act concurrently with this registration statement which will register the Company’s common shares under the Exchange Act and upon the effectiveness of such registration statement, the company will be required to report pursuant to Section 13 of the Exchange Act.

The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Our officer and director, Mr. McCabe, and our director, Mr. McCrimmon, anticipate that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our officer and director, Mr. McCabe, and our director, Mr. McCrimmon, believe that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, officer and director, Mr. McCabe, and our director, Mr. McCrimmon, believe the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The costs of an initial public offering may include substantial attorney and auditor fees and the time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable.

A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance. On the other hand, a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus, they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-Q’s, or 10-K's, agreements and related reports and documents. If an entity is deemed a Shell Company, the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. Once deemed a Shell Company, Rule 144 imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, our officer and directors of the Company have not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and directors of the Company, who are not professional business analysts. Our officer and director, Mr. McCabe, and director, Mr. McCrimmon, intend to concentrate on identifying preliminary prospective business opportunities which may be brought to their attention through present associations of the Company's officer, directors and shareholders. In analyzing prospective business opportunities, officer and director, Mr. McCabe, and director, Mr. McCrimmon, will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Our officer and director, Mr. McCabe, and director, Mr. McCrimmon, will meet personally with management and key personnel of the business opportunity as part of their investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained.

Our officer and director, Mr. McCabe, and director, Mr. McCrimmon, while not experienced in matters relating to the new business of the Company, will rely upon their own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's officer and director, Mr. McCabe, and director, Mr. McCrimmon, have never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

Acquisition of Opportunities

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. Likely ownership structures include but are not limited to that the Company may enter into a merger or acquisition with another company after which the acquired entity will be a wholly owned subsidiary of registrant. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present officer, director, and shareholder, Mr. McCabe, and director and shareholder, Mr. McCrimmon, of the Company will no longer be in control of the Company. In addition, the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

It is anticipated that the Company's principal shareholders may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. No transfer or sales of any shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.  It is likely that the merger or acquisition will result in the pre-merger or acquisition shareholders becoming minority stockholders of the combined resulting company.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements. The Company will need to file such audited statements as part of its post-effective amendment (reconfirmation). The Company is filing a Form 8A concurrently with this registration statement and thus will be subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K.

Competition

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the Company’s independent registered public accounting firm has neither resigned (nor declined to stand for reelection) nor has been dismissed.  The independent registered public accounting firm for the Company is Michael Gillespie & Associates, PLLC, 10544 Alton Avenue NE, Seattle, Washington 98125.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors are elected by the stockholders to a term of one year and serve until successors are elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and directors as of the date of this prospectus:

Name	Age	Position	Period of Service (1)
Michael McCabe (2)	62	President, Secretary, Treasurer, and Director	Inception - Current

Tom McCrimmon(3)	45	Director	Inception - Current

Notes:

(1) Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. Mr. McCabe and Mr. McCrimmon are directors and will hold office until resignation or removal from office.

(2) Michael McCabe has outside interests and obligations other than Lucent, Inc. He intends to spend approximately 10 hours per month on our business affairs. At the date of this prospectus, Lucent, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters other than Michael McCabe.

(3) Tom McCrimmon has outside interests and obligations other than Lucent, Inc. He intends to spend approximately 10 hours per month on our business affairs. At the date of this prospectus, Lucent, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters other than Tom McCrimmon.

Background of Directors, Executive Officers, Promoters and Control Persons

Michael McCabe, President, Secretary, Treasurer, Director, age 62.

From April 2018 to June 2019, Mr. McCabe was the CEO, President, Treasurer and Director of Acqua Holdings, Inc. located in Whitefish, Montana. Acqua was incorporated as a shell corporation as defined by Rule 419. Their primary business will be the acquisition, leasing and sale of water rights throughout the United States of America. From 2014 to 2018, he was semi-retired and devoted a portion of his time to researching water rights throughout the United States for Acua Holdings, Inc. From 2003 to 2014, Mr. McCabe was the owner and manager of McCabe Enterprises, a Montana based business which raised capital for a European aquaculture business, comprised of a fish farm, processor and distribution center.  From December 1992 to February 2002, he was owner / manager of Angel Fire Homes, a manufactured home business in New Mexico. From 1986 to 1992, Mr. McCabe was owner and manager of Sunrise Bottled Water, Inc. of Tampa, Florida. He holds a BGS degree (1981) from the University of Michigan, Ann Arbor, Michigan. Mr. McCabe intends to devote 10 hours a week of his time to planning and organizing activities of Lucent, Inc.

Mr. McCabe has no specific experience, qualifications, attributes, or skills to perform as a director neither of a blank check company nor in the acquisition of acquisition candidates. In addition, Mr. McCabe has no past experience with special purpose acquisition companies.

During the past five years Mr. McCabe was not a director or officer of a publicly traded company.

Tom McCrimmon, Director, age 45.

From April 2018 to June 2019, Mr. McCrimmon was the Vice President, Secretary, and Director of Acqua Holdings, Inc. located in Whitefish, Montana.  Acqua was incorporated as a shell corporation as defined by Rule 419. Their primary business will be the acquisition, leasing and sale of water rights throughout the United States of America. From August 2014 - Present Mr. McCrimmon was an Officer and Director of Ally Pharma US, Inc. Tampa, Florida. He was responsible for all filings with the SEC and developing partnerships in the medical field. In August 2014 Mr. McCrimmon was instrumental in the merger with TPT Global Tech, Inc., a telecommunications company located in San Diego. Since the acquisition Mr. McCrimmon remained as consultant and advisor with TPT Global. From 2010 to 2012 Mr. McCrimmon was an Officer and Director of Gold Royalty Corporation and was responsible for all their compliance filings, website activity and negotiated potential mergers and acquisitions.

Mr. McCrimmon holds a B.A. from The University of South Florida 1998.

Owner/Operator Franklin Street Sushi since 2009, started and managed restaurant, hired employees, and managed suppliers, organized marketing plan. Mr. McCrimmon intends to spend 10 hours a week of his time to Lucent, Inc.

Mr. McCrimmon does not have any specific experience, qualifications, attributes, or skills to perform as a director neither of a blank check company nor in the acquisition of acquisition candidates. In addition, Mr. McCrimmon has no past experience with special purpose acquisition companies.

During the past five years Mr. McCrimmon was not a director or officer of a publicly traded company.

Our officer and directors are not full-time employees of our company and they are actively involved in other business pursuits. They also intend to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. It is anticipated that Mr. McCabe and Mr. McCrimmon will be free to immediately organize, promote or become involved with black check companies or entities engaged in similar business activities prior to the company identifying and acquiring a target business.  Accordingly, they may be subject to a variety of conflicts of interest. Since our officer and directors are not required to devote any specific amount of time to our business, they will experience conflicts in allocating their time among their various business interests. Moreover, any future blank check companies that are organized by our officer and directors may compete with our company in the search for a suitable target.

In general, officers and directors of a Montana corporation are obligated to exercise their powers in good faith and with a view to the interests of the corporation.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officer and directors will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, they will provide the available due diligence information on all available acquisition vehicles to the potential target and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

Legal

Board Committees

Lucent, Inc. has not yet implemented any board committees as of the date of this prospectus.

Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

EXECUTIVE COMPENSATION

Summary Compensation Table
	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Michael McCabe	2019	-	-	-	-	-	-	-
Officer and Director

Tom McCrimmon	2019	-	-	-	-	-	-	-
Director

Directors' Compensation

Our directors are not entitled to receive compensation for services rendered to Lucent, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Employment Contracts and Officers' Compensation

Since Lucent, Inc.’s incorporation on May 13, 2019, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

Stock Option Plan and Other Long-Term Incentive Plan

Lucent, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	(1)Michael McCabe, President, Secretary, Treasurer and Director	2,500,000	50.00%	31.25%

	(1)Tom McCrimmon, Director	2,500,000	50.00%	31.25%

	All Directors and Officers as a group (2 persons)	5,000,000	100.00	62.5%

Footnotes

(1)The address of each executive officer and director is c/o Lucent, Inc. 622 Pine Avenue, Whitefish, Montana 59937.

(2)As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)Assumes the sale of the maximum amount of this offering (3,000,000 shares of common stock).  The aggregate number of shares to be issued and outstanding after the offering is 8,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 16, 2019, the Company issued 2,500,000 shares of common stock at $0.0004 to Michael McCabe for a $1,000 equity investment in the Company.  The price of the common stock issued to him was arbitrarily determined and bore no relationship to any objective criterion of value. On May 16, 2019, the Company issued 2,500,000 shares of common stock at $0.0004 to Tom McCrimmon for a $1,000 equity investment in the Company.  The price of the common stock issued to him was arbitrarily determined and bore no relationship to any objective criterion of value.

The price of the common stock issued to Mr. McCabe and Mr. McCrimmon was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Mr. McCabe, the Company’s officer and a director and Tom McCrimmon, a director of the Company are the only promoters of the company.

REPORTS TO SECURITY HOLDERS

1. After this offering, Lucent, Inc. will furnish shareholders with audited annual financial reports certified by independent accountants, and will furnish unaudited quarterly financial reports.

2. After this offering, Lucent, Inc. will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials Lucent, Inc. files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Lucent, Inc.’s SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Lucent, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Lucent, Inc. of expenses incurred or paid by a director, officer or controlling person of Lucent, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Lucent, Inc. will, unless in the opinion of Lucent, Inc.’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS AND EXHIBITS

Lucent, Inc.

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

Lucent, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Lucent, Inc. as of May 31, 2019 and the related statements of operations, changes in stockholder’s deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the period from May 13, 2019 (inception) through May 31, 2019. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2019 and the results of its operations and its cash flows for the period from May 13, 2019 (inception) through May 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2019.

Seattle, Washington

June 12, 2019.

Lucent, Inc.

Balance Sheet

May 31, 2019

ASSETS
Current Assets
Cash	$195
Total Current Assets	195

TOTAL ASSETS	$195

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Due to Related Party	$220
Total Current Liabilities	220
TOTAL LIABILITIES	220

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock, $0.0001 Par Value Authorized Common Stock 200,000,000 shares at $0.0001
Issued and Outstanding 5,000,000 Common Shares at May 31, 2019	500
Additional Paid In Capital	1,500
Accumulated Deficit	(2,025)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(25)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$195

The accompanying notes are an integral part of these financial statements.

Lucent, Inc.

Statement of Operations

Inception (May 13, 2019) to May 31, 2019

REVENUE
Revenues	$-
Total Revenues	$-

EXPENSES
General and Administrative	75
Professional Fees	1,950
Total Expenses	2,025
LOSS FROM OPERATIONS	(2,025)

Provision for Income Taxes	-

NET LOSS	$(2,025)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,000,000

The accompanying notes are an integral part of these financial statements.

Lucent, Inc.

Statement of Stockholders' Equity (Deficit)

From Inception (May 13, 2019) to May 31, 2019

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Number of Shares	Amount
Balance at Inception (May 13, 2019)	0	$-	$-	$-	$-

Shares issued to founders for cash at $0.0004 (par value $0.0001) per share on May 16, 2019	5,000,000	500	1,500	-	2,000

Net (Loss) for the period May 13, 2019 through May 31, 2019				(2,025)	(2,025)

Balance, May 31, 2019	5,000,000	$500	$1,500	$(2,025)	$(25)

The accompanying notes are an integral part of these financial statements.

Lucent, Inc.

Statement of Cash Flows

Inception (May 13, 2019) to May 31, 2019

OPERATING ACTIVITIES
Net Loss	$(2,025)
Adjustments to reconcile Net Loss to net cash used in operations:
Increase in Accounts Payable/Accrued Expenses	-
Net cash used in Operating Activities	$(2,025)

FINANCING ACTIVITIES
Increase in due to related party	220
Issuance of common stock	2,000
Net cash provided by Financing Activities	$2,220

Net increase in Cash for period	195
Cash at beginning of period	-
Cash at end of period	$195

Supplemental Cash Flow Information and noncash Financing Activities:
Cash paid for interest	$-
Cash paid for taxes	-
Operating expenses paid by related party	$220

The accompanying notes are an integral part of these financial statements.

Lucent, Inc.

Notes to the Audited Financial Statements

May 31, 2019

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Lucent, Inc. (the "Company") is located in the State of Montana where it was incorporated on May 13, 2019 to engage in any lawful corporate undertaking including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, the Company has not commenced any operational activities. The Company’s fiscal year end is May 31.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern. However, the Company has not commenced operations and has accumulated a deficit of $2,025 as of May 31, 2019. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Management has evaluated these factors and as determined that they raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Management expects to seek potential business opportunities for merger or acquisition of existing companies. The Company has yet to locate any merger or acquisition candidates. Management is not limiting their search for merger or acquisition candidates to any industry or locations. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholder, in accomplishing the business purposes of the Company.  The financial statements of the Company do not include any adjustments that might result from the outcome of this uncertainty.

The officers have agreed to advance funds to the Company to meet its obligations. Mr. McCabe and Mr. McCrimmon have no agreement in writing to pay the expenses of this offering on behalf of Lucent, Inc. and thus such agreement to do so is not enforceable.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The preparation of financial statements in conformity with generally accepted accounting principles requires us to establish accounting policies and make estimates and assumptions that affect our reported amounts of assets and liabilities at the date of the financial statements. These financial statements include some estimates and assumptions that are based on informed judgments and estimates of management. We evaluate our policies and estimates on an on-going basis and discuss the development, selection, and disclosure of critical accounting policies with the Board of Directors. Predicting future events is inherently an imprecise activity and as such requires the use of judgment. Our financial statements may differ based upon different estimates and assumptions.

Basis of Presentation

The financial statements present the balance sheets, statements of operations and cash flows, and stockholders' equity (deficit), of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with U.S. GAAP.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. At May 31, 2019, the Company had cash of $195.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Advertising Costs

Advertising costs are expensed as incurred. No advertising expenses have been incurred.

Income Taxes

The Company accounts for income taxes as outlined in Accounting Standard Codification (ASC) 740, “Income Taxes”. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Recent Accounting Pronouncements

Other than as noted above the Company has not implemented any pronouncements that had material impact on the financial statements and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 - CAPITAL STOCK

The Company is authorized to issue 200,000,000 shares of Common Stock with a par value of $0.0001 per share. No preferred shares have been authorized or issued. At May 31, 2019, 5,000,000 common shares are issued and outstanding.

On May 16, 2019, the Company issued 5,000,000 shares of common stock at $0.0004 (par value $0.0001) for total cash of $2,000.

At May 31, 2019, there are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 5 - RELATED PARTY TRANSACTIONS

At May 31, 2019, the Company owed $220 to an officer for advances, and expenses paid, on behalf of the Company. The amounts due to related party are to be repaid when cash is available to the Company. There is no interest attached to these advances.

The Company does not own or rent property. The Company’s office space is provided by an officer at no cost to the Company.

NOTE 6 - INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “Act”) resulting in significant modifications to existing law. The Company has considered the accounting impact of the effects of the Act during the year ended June 30, 2018 including a reduction in the corporate tax rate from 34% to 21% among other changes.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the new statutory rate of 21% to the income tax amount recorded as of May 31, 2019 are as follows:

May 31, 2019
Net operating carryforward	$(2,025)
Effective tax rate	21%
Tax benefit of net operating loss carryforward	425
Valuation allowance	(425)
Deferred income tax assets	$-

As of May 31, 2019, the Company had $425 in net operating losses (“NOLs”) that may be available to offset future taxable income, which begin to expire between 2033 and 2038. In accordance with Section 382 of the U.S. Internal Revenue Code, the usage of the Company’s net operating loss carryforward is subject to annual limitations following greater than 50% ownership changes.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks.  The Company may not find suitable merger or acquisition opportunities, therefore, there is the potential risk of business failure.

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 12, 2019, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

UNAUDITED FINANCIAL STATEMENTS PERIOD ENDING NOVEMBER 30, 2019

Lucent, Inc.

Condensed Balance Sheets

	November 30, 2019	May 31, 2019

ASSETS
Current Assets
Cash	$13	$195
Prepaid Expenses	36	-
Total Current Assets	$49	$195

TOTAL ASSETS	$49	$195

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts Payable and Accrued Expenses	$-	$-
Due to Related Party	7,570	220
Total Current Liabilities	7,570	220
TOTAL LIABILITIES	$7,570	$220

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock, $0.0001 Par Value Authorized Common Stock 200,000,000 shares at $0.0001
Issued and Outstanding 5,000,000 Common Shares at November 30, 2019 and May 31, 2019	500	500
Additional Paid In Capital	1,500	1,500
Accumulated Deficit	(9,521)	(2,025)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(7,521)	(25)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$49	$195

The accompanying notes are an integral part of these financial statements.

Lucent, Inc.

Statement of Operations

	Three months ended November 30, 2019	Six months ended November 30, 2019

REVENUE
Revenues	$-	$-
Total Revenues	$-	$-

EXPENSES
General and Administrative	182	596
Professional Fees	400	6,900
Total Expenses	582	7,496
LOSS FROM OPERATIONS	(582)	(7,496)

Provision for Income Taxes	-	-
NET LOSS	$(582)	$(7,496)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,000,000	5,000,000

The accompanying notes are an integral part of these financial statements.

Lucent, Inc.

Statements of Stockholders' Equity (Deficit)

From Inception (May 13, 2019) to November 30, 2019

	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total

Balance at Inception, May 13, 2019	0	$-	$-	$-	$-

Shares issued to founders for cash at $0.0004 (par value $0.0001) per share on May 16, 2019	5,000,000	500	1,500	-	2,000

Net (Loss) for the period May 13, 2019 through May 31, 2019				(2,025)	(2,025)

Balance, May 31, 2019	5,000,000	$500	$1,500	$(2,025)	$(25)

For the six-months ended November 30, 2019

Balance, May 31, 2019	5,000,000	$500	$1,500	$(2,025)	$(25)

Net (Loss) for the 6-month period ended November 30, 2019				(7,496)	(7,496)

Balance, November 30, 2019	5,000,000	$500	$1,500	$(9,521)	$(7,521)

For the three-months ended November 30, 2019

Balance, May 31, 2019	5,000,000	$500	$1,500	$(2,025)	$(25)

Net (Loss) for the 3-month period ended September 30, 2019				(582)	(582)

Balance, September 30, 2019	5,000,000	$500	$1,500	$(2,607)	$(607)

The accompanying notes are an integral part of these financial statements.

Lucent, Inc.

Condensed Statements of Cash Flows

Six months ended November 30, 2019

OPERATING ACTIVITIES
Net Loss	$(7,496)
Adjustments to reconcile Net Loss to net cash used in operations:
Increase in Prepaid Expenses	(36)
Increase in Accounts Payable/Accrued Expenses	-
Net cash used in Operating Activities	$(7,532)

FINANCING ACTIVITIES
Increase in due to related party	7,350
Issuance of common stock	-
Net cash provided by Financing Activities	$7,350

Net increase in Cash for period	(182)
Cash at beginning of period	195
Cash at end of period	$13

Supplemental Cash Flow Information and noncash Financing Activities:
Cash paid for interest	$-
Cash paid for taxes	-
Operating expenses paid by related party	$7,350

The accompanying notes are an integral part of these financial statements.

Lucent, Inc.

Notes to the Audited Financial Statements

November 30, 2019

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Lucent, Inc. (the "Company") is located in the State of Montana where it was incorporated on May 13, 2019 to engage in any lawful corporate undertaking including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, the Company has not commenced any operational activities.  The Company’s fiscal year end is May 31.

The balance sheet as of May 31, 2019 has been derived from audited financial statements, and the unaudited interim financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (“U.S. GAAP”) have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. It is suggested that these financial statements be read in conjunction with the financial statements and the notes thereto included in the Company’s most current filing on Form S-1 filed with the SEC on June 20, 2019.

In the opinion of management, all adjustments (which include normal and recurring adjustments) necessary to fairly present the Company’s financial position as of November 30, 2019, and results of its operations and cash flows for the three and six-month periods ended November 30, 2019 and the period from inception on May 13, 2019 through May 31, 2019, have been made.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern. However, the Company has not commenced operations and has accumulated a deficit of $9,521 as of November 30, 2019.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Management has evaluated these factors and as determined that they raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Management expects to seek potential business opportunities for merger or acquisition of existing companies. The Company has yet to locate any merger or acquisition candidates. Management is not limiting their search for merger or acquisition candidates to any industry or locations. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholder, in accomplishing the business purposes of the Company.  The financial statements of the Company do not include any adjustments that might result from the outcome of this uncertainty.

The officers have agreed to advance funds to the Company to meet its obligations.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The preparation of financial statements in conformity with generally accepted accounting principles requires us to establish accounting policies and make estimates and assumptions that affect our reported amounts of assets and liabilities at the date of the financial statements. These financial statements include some estimates and assumptions that are based on informed judgments and estimates of management. We evaluate our policies and estimates on an on-going basis and discuss the development, selection, and disclosure of critical accounting policies with the Board of Directors. Predicting future events is inherently an imprecise activity and as such requires the use of judgment. Our financial statements may differ based upon different estimates and assumptions.

Basis of Presentation

The financial statements present the balance sheets, statements of operations and cash flows, and changes in stockholders' equity (deficit), of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with U.S. GAAP.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. At November 30, 2019 and May 31, 2019, the Company had cash of $13 and $195, respectively.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

Other than as noted above the Company has not implemented any pronouncements that had material impact on the financial statements and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 - CAPITAL STOCK

The Company is authorized to issue 200,000,000 shares of Common Stock with a par value of $0.0001 per share.  No preferred shares have been authorized or issued.  At November 30, 2019 and May 31, 2019, 5,000,000 common shares are issued and outstanding.

On May 16, 2019, the Company issued 5,000,000 shares of common stock at $0.0004 (par value $0.0001) for total cash of $2,000.

At November 30, 2019, there are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 5 - RELATED PARTY TRANSACTIONS

At November 30, 2019 and May 31, 2019, the Company owed $7,570 and $220, respectively, to officers for advances, and expenses paid, on behalf of the Company. The amounts due to related party are to be repaid when cash is available to the Company. There is no interest attached to these advances.

The Company does not own or rent property.  The Company’s office space is provided by an officer at no cost to the Company.

NOTE 6 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 16, 2020, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THER OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THER IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Lucent, Inc. in connection with the sale of the common stock being registered. Lucent, Inc. has agreed to pay all costs and expenses in connection with this offering of common stock. Mr. McCabe and Mr. McCrimmon are the source of the funds for the costs of the offering. Mr. McCabe and Mr. McCrimmon have no agreement in writing to pay the expenses of this offering on behalf of Lucent, Inc. and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$6,500
Accounting Fees	$3,050
Escrow Fee	$2,000
Registration Fee	$4

Total	$11,554

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Lucent, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Montana law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Officer and Director indemnity is covered by Section 35-1-452.

Authority To Indemnify

35-1-452. Authority to indemnify. (1) Except as provided in subsection (4), an individual made a party to a proceeding because the individual is or was a director may be indemnified against liability incurred in the proceeding if:

(a) the individual engaged in good faith conduct;

(b) the individual reasonably believed:

(i) in the case of conduct in an official capacity with the corporation, that the individual's conduct was in the corporation's best interests; and

(ii) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests; and

(c) in the case of any criminal proceeding, the individual did not have reasonable cause to believe the conduct was unlawful.

(2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (1)(b)(ii).

(3) The termination of a proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, a determination that the director did not meet the standard of conduct described in this section.

(4) A corporation may not indemnify a director under this section:

(a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

(5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

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RECENT SALES OF UNREGISTERED SECURITIES

Since inception, Lucent, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On May 16, 2019, the Company issued 2,500,000 shares of common stock at $0.0004 to Michael McCabe for a $1,000 equity investment in the Company.  The price of the common stock issued to him was arbitrarily determined and bore no relationship to any objective criterion of value.   On May 16, 2019, the Company issued 2,500,000 shares of common stock at $0.0004 to Tom McCrimmon for a $1,000 equity investment in the Company.  The price of the common stock issued to him was arbitrarily determined and bore no relationship to any objective criterion of value.

At the time of the issuance, Mr. McCabe and Mr. McCrimmon were in possession of all available material information about us as they were both Directors of the Company. On the basis of these facts, Lucent, Inc. claims that the issuance of stock to Mr. McCabe and Mr. McCrimmon qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Lucent, Inc. believes that the exemption from registration for these sales under Section 4(2) was available because:

•Mr. McCabe and Mr. McCrimmon had fair access to all material information about Lucent, Inc. before investing;

•There was no general advertising or solicitation; and

•The shares bear a restrictive transfer legend.

All shares issued to Mr. McCabe and Mr. McCrimmon were at a price per share of $0.0004. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, Lucent, Inc. was recently formed or in the process of being formed and possessed no assets.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Name/Identification of Exhibit
3.1	Articles of Incorporation(1)
3.2	ByLaws(1)
5.1	Opinion of EAD Law Group, LLC(1)
10.1	Escrow Agreement(2)
23.1	Consent of Independent Registered Public Accounting Firm(2)
23.2	Consent of EAD Law Group, LLC (See Exhibit 5) (1)
99.1	Subscription Agreement(1)

(1)Previously filed with the Form S-1 on June 20, 2019.

(2)Included herewith

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UNDERTAKINGS

a.The undersigned registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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5.That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a.The undersigned registrant hereby undertakes that:

1.For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Whitefish, State of Montana on April 1, 2020.

Lucent, Inc.

(Registrant)

By: /s/ Michael McCabe

Michael McCabe, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael McCabe	President, Secretary and Director	April 1, 2020
Michael McCabe	Chief Executive Officer

/s/ Tom McCrimmon	Treasurer	April 1, 2020
Tom McCrimmon	Director, Chief Financial Officer,
Chief Accounting Officer

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